EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Terra Inventions Corp. (the "Company") on Form 10-K for the year ended July 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  I, Stacey Fling,  Chief  Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stacey Fling

Stacey Fling

Chief Executive Officer and

Principal Financial Officer

November 19, 2013